UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2010

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600

Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 329-6800

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amended Compensatory Arrangements of Certain Executive Officers

On September 2, 2010, the Board of Directors of Luby’s, Inc. (the “Company”) approved an increase in the fixed annual base salary of each of Christopher J. Pappas, the Company’s Chief Executive Officer, and Harris J. Pappas, the Company’s Chief Operating Officer (together, the “Executives”), to $400,000. The Executives also will be eligible, but not entitled, to receive incentive compensation in an amount that the independent members of the Board of Directors of the Company or an authorized committee thereof may determine, solely based upon the Company’s performance relative to Board-approved goals relating to the Company’s achievement of same-store sales (50%) and earnings before interest, taxes, depreciation and amortization (50%) targets.

The Company will amend the Employment Agreements dated November 9, 2005, as previously amended, between the Company and each of the Executives to reflect the foregoing base salary and incentive compensation arrangements with the Executives.

Incentive Compensation for Certain Executive Officers

On September 2, 2010, the Board of Directors approved discretionary awards of incentive compensation for Peter Tropoli, the Company’s Senior Vice President, General Counsel and Secretary, and K. Scott Gray, the Company’s Senior Vice President and Chief Financial Officer, for work performed in connection with the Company’s recent acquisition of substantially all of the assets of Fuddruckers, Inc., Magic Brands, LLC and certain of their affiliates. Mr. Tropoli’s award was $55,000, and Mr. Gray’s award was $50,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.
(Registrant)

Date: September 9, 2010	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer